Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Nanometrics Incorporated on Form S-8 of our report dated February 15, 2000, appearing in the Annual Report on Form 10-K of Nanometrics Incorporated for the year ended December 31, 1999.

/s/ DELOITTE & TOUCHE LLP
-------------------------------
DELOITTE & TOUCHE LLP

San Jose, California
July 5, 2000